THE OAK ASSOCIATES FUNDS

CODE OF ETHICS

Adopted Under Rule 17j-1

The Oak Associates Funds (“Trust”) are confident that its officers, Trustees and other persons involved with the Funds’ business act with integrity and good faith. The Funds recognize, however, that personal interests may conflict with the Funds’ interests where officers, Trustees and certain other persons:

●	Know about the Funds’ present or future portfolio transactions; or

●	Have the power to influence the Funds’ portfolio transactions; and

●	Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the “1940 Act”), the Trust has adopted this Code of Ethics (the “Code”) to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of underlined terms used throughout the Code are included in Appendix I.

I.	ABOUT THIS CODE OF ETHICS

A.	Who is Covered by the Code?

The Trust’s access persons are covered under this Code. The Trust access persons generally are:

●	All Trustees of the Trust, both interested and independent;

●	All Trust Officers; and

●	Natural persons in a control relationship to a Fund who obtain information concerning recommendations about the purchase or sale of a security by a Fund (“Natural Control Persons”).

B.	What Rules Apply to Me ?

●	This Code sets forth specific prohibitions and restrictions. They apply to all access persons of the Trust except where otherwise noted. The Code also sets out reporting requirements for access persons. For purposes of this Code, Trustee Emeriti will have the same reporting requirements as Independent Trustees of the Trust. For the reporting requirements that apply to you, please refer to Parts A, B and C, as indicated below:

●	Independent Trustees	Part A

●	Interested Trustees and Fund Officers	Part B

●	Natural Control Persons	Part C

II.	STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Funds by shareholders, and because the Funds believe that their operations should benefit their shareholders, the Funds have adopted the following principles to be followed by its access persons:

A.	The interests of the Funds’ shareholders are paramount. You must place shareholder interests before your own.

You must accomplish all personal securities transactions in a manner that avoids any conflict between your personal interests and the interests of the Funds or their shareholders.

You must avoid actions or activities that allow you or your family to benefit from your position with the Funds, or that bring into question your independence or judgment.

III.	GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

The Funds’ access persons may not, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by the Funds:

A.	Employ any device, scheme or artifice to defraud the Funds;

Make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Funds; or

Engage in any manipulative practice with respect to the Funds.

IV.	PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS (not applicable to Independent Trustees)

A.	Blackout Period on Personal Securities Transactions.

This restriction applies to: (i) access persons who, in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of Securities by the Funds or whose functions relate to the making of any recommendations with respect to the purchases or sales and (ii) Natural Control Persons.

These persons may not purchase or sell, directly or indirectly, any Security in which they have (or by reason of such transaction acquire) any beneficial ownership seven days before and seven days after the same (or a related) Security is being purchased or sold by the Funds (or any series thereof).

B.	Pre-Approval for IPOs and Limited Offerings.

This restriction applies to: (i) access persons who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of any securities by a Fund and (ii) Natural Control Persons. These persons must obtain approval from the Chief Compliance Officer (as defined in Section VI below) before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

Access Persons who have been authorized to acquire securities in a private placement must disclose that investment to the chief investment officer (including his or her designee) of Oak (or of any unit or subdivision thereof) or the Chief Compliance Officer when they play a part in any subsequent consideration of an investment by an Oak Fund in the issuer. In such circumstances, an Oak Client’s decision to purchase securities of the issuer will be subject to an independent review by appropriate personnel with no personal interest in the issuer.

C.	Limits on Accepting or Receiving Gifts.

Access Persons are prohibited from receiving or giving any gift or other thing of more than $250 in value from any person or entity that seeks or does business with or on behalf of Oak or an Oak Client. This includes an annual cap of $500 to or from any one counterparty. In addition, certain Department of Labor regulations restrict and require the reporting of gifts to or entertainment of certain union officials of more than $250.

Occasional business meals or entertainment (theatrical or sporting events, etc.) are permitted so long as the access person’s share is under $100 in cost and you are accompanied by the person or a representative of the entity seeking or doing business with Oak. This includes an annual cap of $500 to or from any one counterparty.

Donations to charities with the intention of influencing such charities to become clients are strictly prohibited. Access persons should notify the Chief Compliance Officer about any actual or apparent conflict of interest in connection with any charitable contribution or about any contribution that could give an appearance of impropriety.

D.	Short-Term Trading Profits

Trustees are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent Reportable Security within any 60 calendar day period. If trades are effected during the proscribed period, any profits realized on such trades will be immediately required to be disgorged to Oak who will donate any such funds to a charity selected by Oak.

V.	REPORTING REQUIREMENTS

Access persons of the Funds must comply with the reporting requirements set forth in Parts A-C (attached), with the exception of those access persons reporting subject to Section VIII of this Code.

VI.	REVIEW AND ENFORCEMENT OF THE CODE

A.	The Chief Compliance Officer’s Duties and Responsibilities.

1.	The Chief Compliance Office (CCO) shall notify each person who becomes an access person of the Funds and who is required to report under this Code of Ethics of their reporting requirements no later than 10 days after becoming an access person.

2.	The CCO will, on a quarterly basis, compare all reported personal securities transactions with the Funds’ completed portfolio transactions and a list of Securities that were being considered for purchase or sale by the Funds’ investment adviser during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the CCO must give the person a reasonable opportunity to supply explanatory material.

3.	If the CCO finds that a material Code violation has occurred, or believes that a material Code violation may have occurred, the CCO must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Board of Trustees. The CCO will determine whether the person violated the Code and may consult legal counsel for the Funds in making this determination, as necessary.

4.	No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

5.	The CCO will submit his or her own reports, as may be required pursuant to Parts A-C (attached), to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the CCO’s reports.

6.	The CCO will create a written report detailing any approval(s) granted to access persons for the acquisition of securities offered in connection with an IPO or limited offering. The report must include the rationale supporting any decision to approve such an acquisition.

B.	Resolution. Sanctions

If the CCO determines that a person has violated the Code pursuant to paragraph B. (3) above, the CCO will impose upon the person a resolution of the situation and/or sanctions that the CCO deems appropriate. The CCO will submit the resolution, with a report of the violation, to the Board at the next regularly scheduled Board meeting unless, in the CCO’s sole discretion, circumstances warrant an earlier report.

VII.	ANNUAL WRITTEN REPORTS TO THE BOARD

At least annually, the Chief Compliance Officer (CCO), investment adviser, and principal underwriter(s) (if required) will provide written reports to the Funds’ Board of Trustees as follows:

A.	Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The CCO, investment adviser and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

The CCO, investment adviser and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

B.	Certification. Each report must be accompanied by a certification to the Board that the Funds, investment adviser and principal underwriter(s) have adopted procedures reasonably necessary to prevent their access persons from violating their code of ethics.

VIII.	INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

A.	General Principle: Overlapping Responsibilities.

A person who is both an access person of a Fund and an access person of an investment adviser to or principal underwriter for the Funds is only required to report under and otherwise comply with the investment adviser’s or principal underwriter’s code of ethics, provided such code has been adopted pursuant to and in compliance with Rule 17j-1. Such report will satisfy any reporting obligations under this Code. These access persons, however, remain subject to the principles and prohibitions in Sections II and III hereof.

B.	Overlap with Administrator’s Code of Ethics.

Access persons of a Fund seeking to comply with the reporting and other requirements in an administrator’s code of ethics in lieu of those in this Code must obtain prior approval from the Chief Compliance Officer. If approval is granted, such report will satisfy any reporting obligations under this Code. However, such access persons shall remain subject to the principles and prohibitions in Sections II and III, hereof; and the administrator must comply with this Section VIII, hereof and paragraph C, below.

C.	Procedures.

Each such investment adviser, principal underwriter and administrator of the Funds must:

1.	Submit to the Board of Trustees of the Funds a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

2.	Promptly furnish to the Funds, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Funds’ Code; and

3.	Promptly report to the Funds in writing any material amendments to its code of ethics, along with the certification described under Section VII.C., above.

IX.	RECORDKEEPING

The Funds will maintain the following records in accordance with Rule 3 1a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

A.	A copy of this Code and any other code adopted by the Funds, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

A record of any material Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Parts A-C for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering.

X.	MISCELLANEOUS

A.	Confidentiality.

All reports and other information submitted to the Funds pursuant to this Code will be treated as confidential to the maximum extent possible, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies and to persons who have a need to know for purposes of administering this Code.

B.	Interpretation of Provisions.

The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

C.	Compliance Certification.

Within 10 days of becoming an access person of the Funds, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

THE OAK ASSOCIATES FUNDS

PART A - INDEPENDENT TRUSTEES

XI.	QUARTERLY TRANSACTION AND ACCOUNT REPORTS

A.	Subject to Section II. (B) below, each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Chief Compliance Officer (CCO) no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Funds, provided that all required information is contained in the broker trade confirmations or account statements and is received by the CCO no later than 30 days after the end of the calendar quarter. Please see the CCO for more information about this reporting mechanism.

XII.	WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

Notwithstanding Section I above, reports of individual Securities transactions are required only if you knew at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the 15-day period immediately preceding or following the date of your transaction, the same Security was purchased or sold, or was being considered for purchase or sale, by the Funds (or any series thereof). Also notwithstanding Section I above, you are required to report the opening of a securities account only if the account holds or held securities that are the subject of a report required under this paragraph B.

A.	The “should have known” standard does not:

●	imply a duty of inquiry;

●	presume you should have deduced or extrapolated from discussions or memoranda dealing with the Funds’ (or a series) investment strategies; or

●	input knowledge from your awareness of the Funds’ (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

XIII.	WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

You are not required to detail or list the following items on your quarterly report:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

B.	Purchases or sales of any of the following securities:

●	Direct obligations of the U.S. government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

●	Shares issued by registered, open-end investment companies, other than those open-end investment companies advised by Oak Associates.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

THE OAK ASSOCIATES FUNDS

PART B - INTERESTED TRUSTEES AND FUND OFFICERS

XIV.	REQUIRED REPORTS

A.	Initial Holdings Report.

You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code’s reporting requirements. You must submit this list to the Chief Compliance Officer (CCO) within 10 days of the date you first become subject to this Code’s reporting requirements. The initial holdings report must be current as of a date not more than 45 days from the date of becoming an Access Person. An Initial Holdings Report Form is attached as Appendix III.

B.	Annual Holdings Report.

Each year, you must submit to the CCO a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. The annual holdings report must be current as of a date not more than 45 days from the date the report is submitted. An Annual Holdings Report Form is attached as Appendix IV.

C.	Quarterly Transaction and Account Reports.

1.	Each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the CCO no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

2.	If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

3.	You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Funds, provided that all required information is contained in the broker trade confirmations or account statements and is received by the CCO no later than 30 days after the end of the calendar quarter. Please see the CCO for more information about this reporting mechanism.

XV.	WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

XVI.	WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

Purchases or sales of any of the following securities:

●	Direct obligations of the U.S. government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

●	Shares issued by registered, open-end investment companies, other than those open-end investment companies advised by Oak Associates.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

THE OAK ASSOCIATES FUNDS

PART C - NATURAL CONTROL PERSONS

XVII.	REQUIRED REPORTS

A.	Initial Holdings Report.

You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code’s reporting requirements. You must submit this list to the Chief Compliance Officer (CCO) within 10 days of the date you first become subject to this Code’s reporting requirements. The initial holdings report must be current as of a date not more than 45 days from the date of becoming an Access Person. An Initial Holdings Report Form is attached as Appendix III.

B.	Annual Holdings Report.

Each year, you must submit to the CCO a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 45 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

C.	Quarterly Transaction and Account Reports.

1.	Each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the CCO no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

2.	If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

3.	You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Funds, provided that all required information is contained in the broker trade confirmations or account statements and is received by the CCO no later than 30 days after the end of the calendar quarter. Please see the CCO for more information about this reporting mechanism.

XVIII.	WHAT MUST BE INCLUDED IN YOUR REPORTS?

You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

XIX.	WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

You are not required to detail or list the following items on your reports:

A.	Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights;

Purchases or sales which are non-volitional, including purchases or sales upon the exercise of written puts or calls and securities sold at a broker’s discretion from a margin account pursuant to a bona fide margin call; and

Purchases or sales of any of the following securities:

●	Direct obligations of the U.S. government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

●	Shares issued by registered, open-end investment companies, other than those open-end investment companies advised by Oak Associates.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.